[Conformed Counterpart]


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                      ENHANCE FINANCIAL SERVICES GROUP INC.


                         -----------------------------


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          Dated as of November 24, 1992

                  Amended and Restated as of October 1, 1996
                        ------------------------------

                                  $60,000,000

                        ------------------------------


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

        ===============================================================

        Exhibits C and D are copies of the opinions as delivered.

                                TABLE OF CONTENTS

         This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

Section 1.  Definitions and Accounting Matters.............................  1

      1.01  Certain Defined Terms..........................................  1
      1.02  Accounting Terms and Determinations............................ 16
      1.03  Classes; Series; Type.......................................... 17

Section 2.  Commitments, Loans, Notes and Prepayments...................... 17

      2.01  Loans.......................................................... 17
      2.02  Borrowings..................................................... 19
      2.03  Changes in Aggregate Amount of Commitments..................... 21
      2.04  Commitment Fee................................................. 21
      2.05  Several Obligations; Remedies Independent...................... 22
      2.06  Notes.......................................................... 22
      2.07  Optional Prepayments and Conversions or
                Continuations of Loans..................................... 23
      2.08  Mandatory Prepayments of Loans or Pledge of
                Additional Shares.......................................... 24
      2.09  Extension of Commitment Termination Date....................... 25

Section 3.  Payments of Principal and Interest............................. 25

      3.01  Repayment of Loans............................................. 25
      3.02  Interest....................................................... 26

Section 4.  Payments; Pro Rata Treatment; Computations;
                 Etc....................................................... 27

      4.01  Payments....................................................... 27
      4.02  Pro Rata Treatment............................................. 28
      4.03  Computations................................................... 29

                                Credit Agreement

                                                                            Page
                                                                            ----

      4.04  Minimum Amounts................................................ 29
      4.05  Certain Notices................................................ 30
      4.06  Non-Receipt of Funds by the Administrative Agent............... 31
      4.07  Sharing of Payments, Etc....................................... 32

Section 5.  Yield Protection, Etc.......................................... 33

      5.01  Additional Costs............................................... 33
      5.02  Limitation on Types of Loans................................... 36
      5.03  Illegality..................................................... 36
      5.03A  Treatment of Affected Loans................................... 37
      5.04  Compensation................................................... 37
      5.05  U.S. Taxes..................................................... 38
      5.06  Fair Allocation; Substitution of Banks......................... 39

Section 6.  Conditions Precedent........................................... 41

      6.01  Amendment Effective Date....................................... 41
      6.02  Term Loans..................................................... 43
      6.03  Initial and Subsequent Loans................................... 43

Section 7.  Representations and Warranties................................. 44

      7.01  Corporate Existence............................................ 44
      7.02  Financial Condition............................................ 44
      7.03  Litigation..................................................... 45
      7.04  No Breach...................................................... 45
      7.05  Action......................................................... 46
      7.06  Approvals...................................................... 46
      7.07  Margin Stock................................................... 46
      7.08  ERISA.......................................................... 47
      7.09  Taxes.......................................................... 47
      7.10  Investment Company Act......................................... 47
      7.11  Public Utility Holding Company Act............................. 47
      7.12  Material Agreements and Liens.................................. 47
      7.13  Environmental Matters.......................................... 48
      7.14  Capitalization................................................. 48
      7.15  Subsidiaries, Etc.............................................. 48

                                Credit Agreement

                                                                            Page
                                                                            ----

      7.16  True and Complete Disclosure................................... 49

Section 8.  Covenants of the Company....................................... 49

      8.01  Financial Statements; Information; Etc......................... 50
      8.02  Litigation..................................................... 54
      8.03  Existence, Etc................................................. 54
      8.04  Insurance...................................................... 55
      8.05  Prohibition of Fundamental Changes............................. 55
      8.06  Limitation on Liens............................................ 56
      8.07  Indebtedness................................................... 58
      8.08  Investments.................................................... 58
      8.09  Restricted Payments............................................ 59
      8.10  Financial Covenants............................................ 60
      8.11  Capital Expenditures........................................... 61
      8.12  Lines of Business.............................................. 61
      8.13  Transactions with Affiliates................................... 61
      8.14  Use of Proceeds................................................ 62
      8.15  Certain Obligations Respecting Subsidiaries.................... 62
      8.16  Modifications of Certain Documents............................. 62
      8.17  Claims-Paying Rating........................................... 63
      8.18  Dividends to or Investments in the Company by
                Subsidiaries............................................... 63

Section 9.  Events of Default.............................................. 63

Section 10.  The Administrative Agent...................................... 66

      10.01  Appointment, Powers and Immunities............................ 66
      10.02  Reliance by Administrative Agent.............................. 67
      10.03  Defaults...................................................... 67
      10.04  Rights as a Bank.............................................. 68
      10.05  Indemnification............................................... 68
      10.06  Non-Reliance on Administrative Agent and Other
                Banks...................................................... 69
      10.07  Failure to Act................................................ 69
      10.08  Resignation or Removal of Administrative Agent................ 70
      10.09  Consents under Basic Documents................................ 70

                                Credit Agreement

                                                                            Page
                                                                            ----

Section 11.  Miscellaneous................................................. 71

      11.01  Waiver........................................................ 71
      11.02  Notices....................................................... 71
      11.03  Expenses, Etc................................................. 71
      11.04  Amendments, Etc............................................... 72
      11.05  Successors and Assigns........................................ 73
      11.06  Assignments and Participations................................ 73
      11.07  Survival...................................................... 75
      11.08  Captions...................................................... 76
      11.09  Counterparts.................................................. 76
      11.10  Governing Law; Submission to Jurisdiction..................... 76
      11.11  Waiver of Jury Trial.......................................... 76
      11.12  Treatment of Certain Information;
                Confidentiality............................................ 76
      11.13  Acknowledgement and Consent................................... 77

SCHEDULE I   -    Material Agreements and Liens
SCHEDULE II  -    Subsidiaries
SCHEDULE III -    Litigation

EXHIBIT A-1  -    Form of Revolving Credit Note
EXHIBIT A-2  -    Form of Term Loan Note
EXHIBIT B    -    Form of Pledge Agreement
EXHIBIT C    -    Form of Opinion of General Counsel to the Company
EXHIBIT D    -    Form of Opinion of Special New York Counsel to Chase
EXHIBIT E    -    Form of Confidentiality Agreement
EXHIBIT F    -    Form of Assignment and Acceptance

                                Credit Agreement

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 24, 1992, amended and restated as of October 1, 1996 among: ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (together with its successors and assigns, the "Company"); each of the lenders named under the caption "BANKS" on the signature pages hereof (together with its successors and assigns, individually, a "Bank", together, the "Banks"); and THE CHASE MANHATTAN BANK, as Swingline Bank hereunder (in such capacity, together with its successors and permitted assigns in such capacity, the "Swingline Bank") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Company, certain of the Banks (the "Existing Banks") and the Administrative Agent are party to the Credit Agreement dated as of November 24, 1992 (as in effect immediately prior to the Amendment Effective Date defined below, the "Existing Credit Agreement").

            The Company has requested that the Existing Banks and the Administrative Agent, and the Banks and the Administrative Agent are willing to, amend and restate the Existing Credit Agreement to provide, among other things, for an increase in the Commitments and an addition of a Bank and for Base Rate Loans and Swingline Loans (each as defined below), on the terms and conditions hereof.

            Accordingly, the parties hereto agree to amend and restate the Existing Credit Agreement so that, as amended and restated, it reads in its entirety as herein provided.

            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                                Credit Agreement

            "Affiliate" shall mean, as to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such specified Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of any Person or any of its Subsidiaries solely by reason of such individual being a director, officer or employee of such Person or any of its Subsidiaries, (b) a Person and its Subsidiaries shall not be Affiliates of each other and (c) neither the Administrative Agent nor any Bank shall be an Affiliate of the Company or any of its Subsidiaries.

            "Amendment Effective Date" shall mean the date on which all of the conditions set forth in Section 6.01 hereof shall have been satisfied or waived by the Banks and the Administrative Agent.

            "Applicable Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar insurance regulatory or administrative authority or agency of the state in which such Insurance Subsidiary is domiciled.

            "Applicable Lending Office" shall mean, for each Bank and each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of a Type are to be made and maintained. The

                                Credit Agreement

Swingline Loans shall be made and maintained at the "Lending Office" of the Swingline Bank.

            "Applicable Margin" shall mean: (a) with respect to Revolving Credit Loans (i) that are Base Rate Loans, 0% per annum and (ii) that are Eurodollar Loans, 0.40%; and (b) with respect to Term Loans (i) that are Base Rate Loans, 0% per annum and (ii) that are Eurodollar Loans, 0.50% per annum.

            "Asset Guaranty" shall mean Asset Guaranty Reinsurance Company, a New York financial guaranty insurance company and a Wholly Owned Subsidiary of the Company.

            "Available Cash Flow" shall mean, for any period, the sum, for the Company (determined on an unconsolidated, stand-alone basis in accordance with GAAP), of the following: (a) income from operations (calculated before taxes, Debt Service, extraordinary and unusual items, and income or loss attributable to equity in Affiliates of the Company) for such period plus (b) dividends received from Subsidiaries of the Company during such period plus (c) dividends declared by Subsidiaries of the Company during such period but not yet paid plus
(d) without duplication of any amount included above, the aggregate amount of dividends legally available for payment by each Subsidiary of the Company as of the last day of such period to the extent such payment would not result in a Default hereunder.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

            "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

                                Credit Agreement

            "Basic Documents" shall mean, collectively, this Agreement, the Notes and the Pledge Agreement.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

            "Change in Control" shall mean, with respect to the Company, the occurrence of a state of facts where (a) any one Person, together with its Subsidiaries and Affiliates, or any group of Persons acting together as a group (whether pursuant to a shareholders agreement, partnership or joint venture agreement or otherwise), shall own (beneficially or otherwise) 50% or more of the Voting Stock of the Company (except where such circumstance shall obtain as a result of the arrangement existing

                                Credit Agreement
on the date hereof as set forth in the Shareholders' Agreement, or (b) the Company is or would be required to register itself as a "controlled insurer" under Section 1503 of the New York Insurance Law, or (c) the Company is or would be required under Section 1506(e) of the New York Insurance Law to notify the New York State Superintendent of Insurance of a Person which controls or has acquired control of the Company, or (d) a Person has filed under Section 1506(a) of the New York Insurance Law to obtain the prior approval of the New York State Superintendent of Insurance to acquire control of the Company and such approval has been obtained.

            "Chase" shall mean The Chase Manhattan Bank.

            "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

            "Closing Date" shall mean the date upon which the initial Loans hereunder are made.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Pledge Agreement.

            "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section
2.03 hereof).

            "Commitment Termination Date" shall mean September 30, 1997 (provided that, if such date is not a Business Day, the next preceding Business
Day), as the same may be extended pursuant to Section 2.09 hereof.

            "Computation Date" shall have the meaning in Section 8.09 hereof.

                                Credit Agreement

            "Computation Period" shall have the meaning assigned to such term in
Section 8.09 hereof.

            "Consent Date" shall have the meaning assigned to such term in
Section 2.09 hereof.

            "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "date hereof" and "date of this Agreement" shall mean November 24, 1992.

            "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Interest Expense plus (b) 1/3 of all lease payments (net of any amounts received from subtenants with respect to such leases) plus (c) the amount of dividends due and redemptions paid in respect of Preferred Stock during such period plus (d) the amount of mandatory repayment of the principal of Indebtedness due during such period.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without

                                Credit Agreement
limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERC" shall mean Enhance Reinsurance Company, a New York financial guaranty insurance corporation and a Wholly Owned Subsidiary of the Company.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

            "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Administrative Agent, of the respective rates per annum quoted by the Reference Banks at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank or Reference Banks do not timely furnish information for determination of any Eurodollar Base Rate, the Administrative Agent shall determine such Eurodollar Base Rate on the basis of information timely furnished by the remaining Reference Banks or Reference Bank.

                                Credit Agreement

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

            "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by (b) the sum of (i) 1 minus (ii) the Reserve Requirement for such Loan for such Interest Period.

            "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

            "Existing Banks" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Commitment Termination Date" shall have the meaning assigned to such term in Section 2.09 hereof.

            "Existing Loans" shall mean the loans outstanding under the Existing Credit Agreement on the Amendment Effective Date.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as reasonably determined by the Administrative Agent.

                                Credit Agreement

            "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) Available Cash Flow for such period to (b) Debt Service for such period.

            "Funded Debt" shall mean Indebtedness of the Company and its Subsidiaries which by its terms becomes payable more than one year from the date of origination thereof or which is renewable at the option of the Company or any of its Subsidiaries beyond one year from the date of such origination.

            "GAAP" shall mean the generally accepted accounting principles which, in accordance with Section 1.02(a) hereof, are to be used in preparing financial statements on the basis of which are to be made the calculations for purposes of determining compliance with the financial covenants in this Agreement.

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business; provided that the term Guarantee shall not include any financial guaranty insurance, credit insurance or residual value insurance (or any reinsurance of the same), or similar or related products, issued by any Insurance Subsidiary in the ordinary course of its business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for

                                Credit Agreement
borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) all Redeemable Preferred Stock issued by such Person; (c) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (d) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (e) obligations (contingent or otherwise) of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (f) Capital Lease Obligations of such Person; and (g) Indebtedness of others Guaranteed by such Person; provided that accrued profit commissions shall not be treated as Indebtedness.

            "Insurance Subsidiaries" shall mean ERC, Asset Guaranty and any other Subsidiary of the Company that is licensed to do an insurance business by an Applicable Insurance Regulatory Authority.

            "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

            "Interest Period" shall mean (a) with respect to any Revolving Credit Loan that is a Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted

                                Credit Agreement
from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, and (b) with respect to any Term Loan that is a Eurodollar Loan, each period commencing on the date such Term Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (c) with respect to any Swingline Loan, the period commencing on the date such Swingline Loan is made and ending on the date three Business Days thereafter. Notwithstanding the foregoing: (i) the Company may not select any Interest Period for any Revolving Credit Loan that ends after the Commitment Termination Date; (ii) no Interest Period for any Series of Term Loans may commence before and end after any Principal Payment Date for such Series of Term Loans unless, after giving effect thereto, the aggregate principal amount of Term Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of such Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, with respect to Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

            "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                                Credit Agreement

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) and (without duplication) the entering into of any commitment to deposit funds with, advance or lend funds to or otherwise extend credit to such Person; (c) the entering into of any Guarantee of Indebtedness of any other Person; or (d) the entering into of any Interest Rate Protection Agreement; provided that the term "Investment" shall not include (i) the ownership interest of the Company and its Subsidiaries on the date hereof in the capital stock of any Subsidiary of the Company other than Vantage America, Inc. or (ii) any capital contribution or loan by the Company or by any Wholly Owned Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company.

            "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "Loans" shall mean the Revolving Credit Loans, Term Loans, and the Swingline Loans.

                                Credit Agreement

            "Majority Banks" shall mean Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

            "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

            "Material Subsidiary" shall mean any Subsidiary of the Company other than Vantage American, Inc., Guaranty Risk Services, Inc., AG Intermediaries, Inc., Orleans Acquisition Corporation, Enhance Reinsurance Bermuda Ltd. and Litton Loan Servicing Inc. and their respective Subsidiaries.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Net Worth" shall mean, as at any date, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) the amount of capital stock (other than any Redeemable Preferred Stock), plus

                                Credit Agreement

            (b) the amount of additional paid-in capital and retained earnings (or, in the case of a retained earnings deficit, minus the amount of such deficit).

            "Notes" shall mean the Revolving Credit Notes and the Term Loan Notes and the Swingline Note.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Pledge Agreement" shall mean a Pledge Agreement, substantially in the form of Exhibit B hereto, between the Company and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

            "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be,

                                Credit Agreement
for the period from and including such due date to but excluding the last day of such Interest Period, the greater of (i) 2% plus the interest rate for such Eurodollar Loan as provided in Section 3.02(b) hereof or (ii) 2% plus the Base Rate as in effect from time to time and, thereafter, the rate provided for above in this definition).

            "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

            "Principal Payment Date" shall have the meaning assigned to such term in Section 3.01(b) hereof.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Quarterly Dates" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the Amendment Effective Date.

            "Redeemable Preferred Stock" shall mean, for any Person, all preferred or preference stock issued by such Person, other than perpetual, non-cumulative preferred stock.

            "Reference Banks" shall mean Chase and such other Bank(s) as shall be mutually acceptable to Chase and the Borrower (or their respective Applicable Lending Offices, as the case may be).

            "Regulation A", "Regulation D", "Regulation U" and "Regulation X" shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                                Credit Agreement

            "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes the Eurodollar Loans.

            "Restatement Date" shall mean October 1, 1996.

            "Restricted Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or

                                Credit Agreement
any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

            "Revolving Credit Loans" shall mean the loans provided for by
Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.06(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Senior Note Purchase Agreements" shall mean the Note Purchase Agreements dated as of December 1, 1991 among the Company and the purchasers named therein, as in effect on the date hereof.

            "Series" shall have the meaning assigned to such term in Section
1.03 hereof.

            "Shareholders' Agreement" shall mean the Shareholders' Agreement dated May 10, 1988 among US West Financial Services, Inc., Manufacturers Life Insurance Company, the Shareholders party thereto and the Company, as in effect on the date hereof.

            "Statutory Statement" shall mean, as to any Insurance Subsidiary, a statement of the condition and affairs of such Insurance Subsidiary, prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority, and filed with the Applicable Insurance Regulatory Authority.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other

                                Credit Agreement
ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the particular time in question directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Swingline Commitment" shall mean the obligation of the Swingline Bank to make Swingline Loans in an aggregate amount not to exceed the lesser of
(i) $10,000,000 and (ii) the aggregate amount of the Commitments.

            "Swingline Loans" shall mean the loans provided for by Section 2.01(d) hereof.

            "Swingline Maturity Date" shall mean, for any Swingline Loan, the last day of the Interest Period for such Swingline Loan.

            "Swingline Note" shall mean the promissory note provided for by
Section 2.06(d) hereof and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Swingline Rate" shall mean, for any day, a rate per annum equal to the Federal Funds Rate for such day plus 1/2 of 1%. Each change in any interest rate provided for herein based upon the Swingline Rate resulting from a change to the Swingline Rate shall take effect at the time of such change in the Swingline Rate.

            "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) Net Worth, minus

                                Credit Agreement

            (b) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at Net Worth): cost of treasury shares and the book value of all assets which should be classified as intangibles but in any event including goodwill, minority interests, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1991.

            "Term Loan Notes" shall mean the promissory notes provided for by
Section 2.06(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            "Total Capitalization" shall mean the sum of (a) Funded Debt and (b) Net Worth.

            "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

            "Value" shall mean, as to any share of common stock of ERC, (X) the sum of (a) policyholders' surplus in ERC, plus (b) the aggregate amount of the contingent reserve of ERC, plus (c) 60% of the aggregate amount of unearned premium reserve of ERC, (Y) divided by the total number of outstanding shares of common stock of ERC. Such computations are to be made in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority of ERC.

            "Voting Stock" shall mean, at any date, the capital stock of any class or classes of a corporation having general voting power under ordinary circumstances to elect the board of directors of such corporation, or persons performing similar

                                Credit Agreement
functions (irrespective of whether or not at the time stock or other securities of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

             "Wholly Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) of which are owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  1.02 Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared and (iii) all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in accordance with or by application of generally accepted accounting principles or statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the most recent financial statements furnished to the Banks hereunder (or, prior to the delivery of the first financial statements under Section 8.01 hereof, the financial statements as at December 31, 1991 referred to in Section 7.02 hereof) unless (x) the Company shall notify the Banks of its objection thereto at the time of delivery of any financial statements pursuant to Section 8.01 hereof or
(y) the Majority Banks shall notify the Company (through the Administrative Agent) of their objection within 30 days after the delivery of any such financial statements, in either of which events such interpretations, statements, certificates, reports and calculations shall be made in accordance with, or by application of, generally accepted accounting principles or statutory accounting practices, as the case may be, on a basis

                                Credit Agreement
consistent with those used in the preparation of the most recent financial statements as to which no such objection shall have been made (or, prior to the delivery of the first financial statements under Section 8.01 hereof, the financial statements as at December 31, 1991 referred to in Section 7.02 hereof).

            (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) The Company will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

            1.03 Classes; Series; Type. Loans hereunder are distinguished by "Class". The "Class" of a Loan refers to whether such Loan is a Revolving Credit Loan, a Swingline Loan or a Term Loan, each of which constitutes, respectively, a "Class" of Loan. Loans are also distinguished by "Series". The Loans of any one Class made on the occasion of any borrowing constitute a "Series" of Loans. Loans hereunder are also distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. The Loans may be identified by both Class and Type.

                                Credit Agreement

            Section 2. Commitments, Loans, Notes and Prepayments.

            2.01 Loans.

            (a) Revolving Credit Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, at the request of the Company, to make revolving credit loans to the Company in Dollars during the period from and including the Amendment Effective Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time (each such revolving credit loan being herein called a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"); provided that, on or before the Commitment Termination Date, in no event shall the aggregate unpaid principal amount of all Loans (including all Swingline Loans) exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans, and the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof).

            (b) Term Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, at the request of the Company, to make, on the last day of any Interest Period of any Revolving Credit Loan made by such Bank, a term loan (each such term loan being herein called a "Term Loan" and collectively the "Term Loans") to the Company in Dollars in a principal amount up to but not exceeding the unpaid principal balance of such Revolving Credit Loan, the proceeds of which Term Loan shall be applied (and the Company hereby authorizes and instructs such Bank to apply such proceeds) to refinance, in whole or in part, the unpaid principal balance of such Revolving Credit Loan; provided that the Banks shall not be obligated to make any Series of Term Loans unless the aggregate amount of such Term Loans is equal to $3,000,000 or an integral multiple of $200,000 in excess thereof. Subject to the terms and conditions of this Agreement,

                                Credit Agreement
the Company may borrow such Term Loans by means of Base Rate Loans and Eurodollar Loans and, prior to payment in full of the principal of such Term Loans, the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof).

            (c) Limit on Revolving Credit Loans. No more than five separate Revolving Credit Loans from each Bank may be outstanding at any one time.

            (d) Swingline Loans. In addition to the Loans provided for in Subsections (a) and (b) above of this Section 2.01, the Swingline Bank hereby agrees, on the terms an conditions of this Agreement, to make loans ("Swingline Loans") to the Company during the period from the date hereof to but excluding the date five Business Days prior to the Commitment Termination Date in an aggregate amount at any one time outstanding up to but not exceeding its Swingline Commitment; provided that the aggregate principal amount of all Loans (including Swingline Loans) shall not at any time outstanding exceed the aggregate amount of the Commitments. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow the amount of the Swingline Commitment by means of Loans that bear interest at the Swingline Rate; provided that only one Swingline Loan may be outstanding at any one time and no Swingline Loan may be borrowed to repay an outstanding Swingline Loan.

            2.02 Borrowings.

            (a) Revolving Credit Loans. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Revolving Credit Loans hereunder, each Bank shall make available the amount of the Revolving Credit Loan to be made by it on such date to the Administrative Agent, at an account in New York designated by the Administrative Agent, in Dollars and immediately available funds, for account of the

                                Credit Agreement

Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available by the Administrative Agent to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company or by repaying any then outstanding Swingline Loan.

            (b) Swingline Loans. The Company shall give the Administrative Agent (which shall promptly notify the Swingline Bank) notice of each borrowing of Swingline Loans hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing of Swingline Loans hereunder, the Swingline Bank shall make available the amount of the Swingline Loan to be made by it on such date to the Administrative Agent, at an account in New York designated by the Administrative Agent, in Dollars and immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available by the Administrative Agent to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company.

            (c) Borrowings to Repay Swingline Loans. Unless the Company has already given a notice of borrowing of Revolving Credit Loans to repay a Swingline Loan, at any time from and including the Swingline Maturity Date for any Swingline Loan until the unpaid principal amount of such Swingline Loan shall have been paid in full, the Swingline Bank may, and the Company hereby irrevocably authorizes and empowers (which power is coupled with an interest) the Swingline Bank to, deliver, on behalf of the Company, to the Administrative Agent under Section 2.02(a) hereof a notice of borrowing of Revolving Credit Loans that are Base Rate Loans in an amount equal to the then unpaid principal amount of such Swingline Loan. In the event that the power of the Swingline Bank to give such notice of borrowing on behalf of the Company is terminated for any reason whatsoever (including, without limitation, a termination resulting from the occurrence of an event specified in clause (f) or (g) of Section 9 hereof with respect to the Company), or the Swingline Bank is otherwise precluded for any reason whatsoever

                                Credit Agreement
from giving a notice of borrowing on behalf of the Company as provided in the preceding sentence, each Bank shall, upon notice from the Swingline Bank on or after the Swingline Maturity Date for such Swingline Loan, promptly purchase from the Swingline Bank a participation in (or, if and to the extent specified by the Swingline Bank, an assignment of) such Swingline Loan in the amount of the Base Rate Loan it would have been obligated to make pursuant to such notice of borrowing. Each Bank shall, not later than 4:00 p.m. New York time on the Business Day on which such notice is given (if such notice is given by 3:00 p.m. New York time) or 9:00 a.m. New York time on the next succeeding Business Day (if such notice is given after 3:00 p.m., but before 5:00 p.m., New York time), make available the amount of the Base Rate Loan to be made by it (or the amount of the participation or assignment to be purchased by it, as the case may be) to the Administrative Agent at the account specified in Section 2.02(a) hereof and the amount so received by the Administrative Agent shall promptly be made available to the Swingline Bank by remitting the same, in immediately available funds, to the Swingline Bank. Promptly following its receipt of any payment in respect of such Swingline Loan, the Swingline Bank shall pay to each Bank that has acquired a participation in such Swingline Loan such Bank's proportionate share of such payment. Anything in this Agreement to the contrary notwithstanding (including, without limitation, in Section 6.03 hereof), the obligation of each Bank to make its Base Rate Loan (or purchase its participation in or assignment of such Swingline Loan, as the case may be) pursuant to this Section 2.02(c) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or have had against the Company, the Administrative Agent, the Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default, (ii) the financial condition of the Company, any Subsidiary, the Administrative Agent, the Swingline Bank or any other Bank or (iii) the termination or cancellation of the Commitments; provided that no Bank shall be obligated to make any such Base Rate Loan (or to purchase any such participation or direct interest in the Swingline Loan) if (i) before the making of such Swingline Loan, such Bank had

                                Credit Agreement
notified the Swingline Bank that a Default had occurred and was continuing and that such Bank would not refinance such Swingline Loan or (ii) to the extent (and only to the extent) that such Swingline Loan, together with all Revolving Credit Loans and Term Loans then outstanding at the time of the making of such Swingline Loan, exceeded the then aggregate amount of the Commitments at the time of the making of such Swingline Loan. The Company agrees that any Bank so purchasing a participation (or assignment) in such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of a Swingline Loan in the amount of such participation.

            2.03 Changes in Aggregate Amount of Commitments.

            (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

            (b) The Company shall have the right at any time or from time to time to terminate in whole, or to reduce in part, the aggregate unused amount of the Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an integral multiple of $1,000,000 and (z) on or before the Commitment Termination Date, the aggregate amount of the Commitments shall at no time be less than the aggregate outstanding principal amount of all Loans (including the Swingline Loans).

            (c) The Company shall have the right to terminate or reduce the unused amount of the Swingline Commitment at any time or from time to time on not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Swingline Bank and each Bank) or each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in integral multiples of $1,000,000) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

                                Credit Agreement

            (d) The Commitments and Swingline Commitment, once terminated or reduced, may not be reinstated.

            2.04 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment (for which purpose the aggregate unpaid principal amount of the Revolving Credit Loans, Swingline Loans and Term Loans outstanding shall be deemed to constitute a use of the Commitments), for the period from and including the Amendment Effective Date to but not including the earlier of the Commitment Termination Date and the date such Commitment is otherwise terminated, at a rate per annum equal to 1/8 of 1%. Accrued commitment fee shall be payable on each Quarterly Date and on the earlier of the Commitment Termination Date and the date the Commitment is otherwise terminated, as the case may be.

            2.05 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall, subject to the express provisions of Section 9 with respect to the termination of the Commitments and the declaration of the Loans to be due and payable, be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.06 Notes.

            (a) The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of the Company

                                Credit Agreement
substantially in the form of Exhibit A-1 hereto, dated the Restatement Date, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

            (b) Each Term Loan made by each Bank shall be evidenced by a separate promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the date of such Term Loan, payable to such Bank in a principal amount equal to the amount of such Term Loan and otherwise duly completed.

            (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Revolving Credit Note evidencing the Revolving Credit Loans held by it, endorsed by such Bank on the schedule attached to such Revolving Credit Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Revolving Credit Note in respect of the Revolving Credit Loans evidenced by such Revolving Credit Note.

            (d) The Swingline Loans made by the Swingline Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the Amendment Effective Date, payable to the Swingline Bank in a principal amount equal to $10,000,000 and otherwise duly completed. The date and amount of each Swingline Loan and each payment made on account of the principal thereof, shall be recorded by the Swingline Bank on its books and, prior to any transfer of its Swingline Note, endorsed by the Swingline Bank on the schedule attached to the Swingline Note or any continuation thereof; provided that the failure by the Swingline Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any

                                Credit Agreement
amount owing hereunder or under such Swingline Note in respect of the Swingline Loans evidenced by such Swingline Note.

            (e) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 11.06(b) hereof. The Swingline Bank shall not be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of the Swingline Bank's Swingline Commitment, the Swingline Loans and the Swingline Note pursuant to
Section 11.06(g) hereof.

            2.07 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Swingline Loans or any Series of Revolving Credit Loans or any Series of Term Loans, in whole at any time or in part from time to time or to Convert Loans of one Type into Loans of another type or Continue Loans of one Type as Loans of the same Type, provided that:

            (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the prepayment date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

            (b) the Company shall simultaneously pay interest on any principal so prepaid accrued to the date of such prepayment;

            (c) if any Revolving Credit Loan that is a Eurodollar Loan is prepaid or Converted on any day other than the last day of the Interest Period therefor, the Company shall simultaneously pay any amounts required by Section 5.04 hereof in respect of such prepayment;

                                Credit Agreement

            (d) prepayments or Conversions of any Series of Term Loans that are Eurodollar Loans may only be made on the last day of any Interest Period therefor and shall be applied ratably to the outstanding installments of such Series of Term Loans;

            (e) if any Swingline Loan is outstanding, the Revolving Credit Loans may not be prepaid or Converted;

            (f) Swingline Loans may not be Continued.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend (for so long as such Event of Default shall be continuing) the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

            2.08 Mandatory Prepayments of Loans or Pledge of Additional Shares. The Company shall from time to time when and to the extent necessary pledge additional shares of common stock of ERC in accordance with the Pledge Agreement and/or prepay the Loans so that at all times the aggregate outstanding amount of the Loans, less any collected funds standing to the credit of the Collateral Account, shall not exceed 60% of the aggregate Value of the shares of Pledged Stock (as defined in the Pledge Agreement); provided that the amount of any such prepayment shall be applied first to any outstanding Swingline Loan, next to any outstanding Revolving Credit Loans and finally to any outstanding Term Loans and to the installments of the Term Loans in the inverse order of their maturity (regardless of Series) and, in the case of a partial prepayment of installments due on the same date, ratably based on the respective unpaid principal amounts of such installments. Simultaneously with each such prepayment, the Company shall pay interest on the principal so prepaid accrued to the date of such prepayment and, if any Loan is prepaid on any

                                Credit Agreement
day other than the last day of an Interest Period therefor, the Company shall simultaneously pay any amounts required by Section 5.04 hereof in respect of such prepayment. Any such pledge of additional shares of common stock of ERC shall be subject to the condition that the Company shall have satisfied the conditions set forth in Section 6.03(c) hereof with respect to such pledge.

            2.09 Extension of Commitment Termination Date. The Company may, by notice to the Administrative Agent (which shall promptly deliver a copy thereof to each of the Banks) not more than 45 days prior to the Commitment Termination Date then in effect hereunder (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 360 day period. If each Bank, acting in its sole discretion, by notice to the Company and Administrative Agent given on the date (and only on the date) 30 days prior to the Existing Commitment Termination Date (provided, if such date is not a Business Day, then such notice date shall by the next succeeding Business Day) (the "Consent Date"), agrees to such request, then effective as of the Existing Commitment Termination Date, the Commitment Termination Date shall be extended to the date falling 360 days after the Existing Commitment Termination Date (provided, if such date is not a Business Day, then such Commitment Termination Date as so extended shall be the next preceding Business
Day); provided that such extension shall not be effective unless (i) no Default shall have occurred and be continuing on the date of the notice requesting such extension or on the Existing Commitment Termination Date and (ii) each of the representations and warranties of the Company in Section 7 hereof shall be true and correct on and as of each of the date of such notice and the Existing Commitment Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

            Section 3. Payments of Principal and Interest.

            3.01 Repayment of Loans.

                                Credit Agreement

            (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the outstanding principal amount of each of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Commitment Termination Date.

            (b) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of each Series of Term Loans in sixteen equal consecutive quarterly installments commencing on the date three months after the date of the making of such Series of Term Loans and thereafter on the quarterly anniversary dates of the date of the making of such Series of Term Loans (each a "Principal Payment Date"); provided that, if the date of the making of such Series of Term Loans is the last Business Day of a calendar month (or on any day for which there is no numerically corresponding date in the appropriate subsequent calendar month) the payment date shall be the last Business Day of the appropriate subsequent calendar month; and provided that, if any Principal Payment Date would fall on a day other than a Business Day, such Principal Payment Date shall be the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

            (c) The Company hereby promises to pay to the Administrative Agent for account of the Swingline Bank the principal of each Swingline Loan at or prior to, and such Swingline Loan shall mature at, 1:00 p.m. New York time on the Swingline Maturity Date for such Swingline Loan.

            3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) if such Loan is a Revolving Credit Loan, (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the

                                Credit Agreement

      Applicable Margin and (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin;

            (b) if such Loan is a Term Loan, (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin and (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin; and

            (c) if such Loan is a Swingline Loan, the Swingline Rate for each day during the period from and including the first day of the Interest Period related thereto to but excluding the Swingline Maturity Date for such Swingline Loan.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of Eurodollar Loans or Swingline Loans, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, or prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Banks for whose account such interest is payable. Promptly after the determination of any interest rate provided for herein

                                Credit Agreement
or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

            Section 4. Payments; Pro Rata Treatment; Computations; Etc.

            4.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account in New York designated by the Administrative Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

            (b) Any Bank or Swingline Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company and the Administrative Agent).

            (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied, in which case such payment shall be, subject to Section 4.02 hereof, so applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be, subject to said
Section 4.02, applied first to the Swingline Bank (to the extent any amounts are then due and payable to the Swingline Bank on account of any Swingline Loan) and then in payment of amounts due under this

                                Credit Agreement

Agreement or any Note in such manner as is determined to be appropriate by the Majority Banks or, if the Majority Banks fail to advise the Administrative Agent of their determination promptly following a request from the Administrative Agent for such a determination, by the Administrative Agent).

            (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein:

            (a) the making of Loans of a particular Class shall be made pro rata among the Banks according to the amounts of their respective Commitments and the then current Interest Period of Loans of a particular Class and Series shall be coterminous;

             (b) except as otherwise provided in Section 5.03A hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans);

            (c) each payment or prepayment of principal of Loans of a particular Class and Series shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class and Series held by the Banks;

                                Credit Agreement

            (d) each payment of interest on Loans of a particular Class and Series shall be made for account of the Banks pro rata in accordance with the amounts of interest on Loans of such Class and Series then due and payable to the respective Banks;

            (e) each payment of commitment fee under Section 2.04 hereof shall be made, and each termination or reduction of the amount of the Commitments shall be applied to the Commitments of the Banks, pro rata according to the respective amounts of the Commitments of the Banks; and

Notwithstanding the foregoing, borrowings, payments and prepayments of Swingline Loans shall be made without regard to the foregoing provisions of this Section 4.02.

            4.03 Computations. Interest on Eurodollar Loans and commitment fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

            4.04 Minimum Amounts. Except for mandatory prepayments referred by
Section 2.08 hereof and Conversions, or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Revolving Credit Loans shall be in an aggregate amount equal to $1,000,000 or any integral multiple of $200,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

                                Credit Agreement

Each borrowing and Conversion of Term Loans shall be in an aggregate amount equal to $3,000,000 or any integral multiple of $200,000 in excess thereof, and each partial prepayment or Conversion of the principal of any Series of Term Loans shall be in an aggregate amount at least equal to $500,000 (Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate Conversions and prepayments for purposes of the foregoing, one for each Type or

                                Credit Agreement

Interest Period). Each borrowing or partial prepayment of Swingline Loans shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $200,000 in excess thereof.

            4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time. The number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                      Number of
                                                       Business
            Notice                                    Days Prior
            ------                                    ----------

      Termination or reduction
      of Commitments                                      3

      Borrowing or prepayment of,
      or Conversions into,
      Base Rate Loans                                     0

      Borrowing or prepayment of
      Swingline Loans                                     0


      Borrowing or prepayment of,
      Conversions into, Continuations
      as, or duration of Interest
      Period for, Eurodollar Loans                        3

            Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class and Series of Loans to be borrowed, Converted, Continued or prepaid, the amount

                                Credit Agreement

(subject to Section 4.04 hereof) of each Loan to be borrowed, Converted, Continued or prepaid, the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day), and the duration of the Interest Period for such Loan. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

            4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as

                                Credit Agreement
aforesaid, provided that if the recipient(s) shall fail to return, and the Payor shall fail to make, the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment (but without duplication) as follows:

            (a) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Administrative Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

            (b) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan (and, in case the Company shall return the Required Payment to the Administrative Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

            4.07 Sharing of Payments, Etc.

            (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank or the Swingline Bank (as the case may be) may otherwise have, each Bank and the Swingline Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's or the Swingline Bank's Loans or any other amount

                                Credit Agreement
payable to such Bank or Swingline Bank (as the case may be) hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly thereafter notify the Company and the Administrative Agent thereof, provided that such Bank's or the Swingline Bank's failure to give such notice shall not affect the validity thereof.

            (b) If any Bank shall obtain payment of any principal of or interest on any Loan of a particular Class and Series owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than through the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class and Series or such other amounts then due hereunder or thereunder by the Company to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class and Series or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class and Series or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a

                                Credit Agreement
direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

            (d) Nothing contained herein shall require any Bank or the Swingline Bank to exercise any such right or shall affect the right of any Bank or the Swingline Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

            Section 5. Yield Protection, Etc.

            5.01  Additional Costs.

            (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

            (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement

                                Credit Agreement
      utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank hereunder (including, without limitation, the Commitment of such Bank); or

            (iii) imposes any other condition affecting this Agreement or its Notes or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.03A hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

            (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Bank to make Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the Loans theretofore made by such Bank shall bear interest at the Base Rate from the last day of the then current Interest Period for such Loans in accordance with the provisions of Section 5.03A).

                                Credit Agreement

            (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix
A)), of capital in respect of its Commitment(s) or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to

                                Credit Agreement
compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable; provided that the Company shall not be required to pay any amounts under this Section 5.01 to the extent the amount requested to be paid is allocable to a period or date prior to the date which is 90 days before the date of such notice by such Bank to the Company. Each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole good faith opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are not manifestly in error.

            5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                                Credit Agreement

            (b) if the Majority Banks in good faith determine, which determination shall otherwise be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and, in the case that it has become unlawful for such Bank to make Loans, such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans and, in the case that it has become unlawful for such Bank to maintain Loans, its outstanding Loans shall bear interest at the Base Rate from the date such Bank may specify to the Company with a copy to the Administrative Agent until it shall no longer be unlawful for such Bank to maintain Eurodollar Loans (in which case the provisions of Section 5.03A hereof shall be applicable).

            5.03A Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended

                                Credit Agreement
pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.03A no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans are allocated among the Banks ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

            5.04 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such

                                Credit Agreement

Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

            (a) any payment, mandatory or optional prepayment, or Conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of an Interest Period for such Loan;

            (b) any failure by the Company (whether by reason of the Company's election not to proceed or the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given under Section 2.02 hereof.

            Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess (if any) of (i) the amount of interest that otherwise would have accrued on the principal amount of such Eurodollar Loan so paid, prepaid, Converted or not borrowed, for the period from the date of such payment, prepayment, Conversion or failure to borrow, to the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Loan provided for herein, less the Applicable Margin for such Eurodollar Loan, over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid on the date of such payment, prepayment or failure to borrow in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

            5.05  U.S. Taxes.

                                Credit Agreement

            (a) The Company agrees to pay to each of the Banks and the Swingline Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

           (i) to any payment to a Bank hereunder unless such Bank is, on the Restatement Date (or on the date it becomes a Bank or the Swingline Bank as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank or the Swingline Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

          (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.05(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a

                                Credit Agreement
corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Bank or the Swingline Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            5.06  Fair Allocation; Substitution of Banks.

            (a) Anything herein to the contrary notwithstanding, any determination by any Bank of any amounts payable by the Company under Section
5.01 shall be based upon a fair and equitable allocation by such Bank of the particular overall cost or loss among all its similarly situated borrowers relative to such Bank, and the Company shall not be obligated to compensate any Bank for any costs that would not have been incurred by such Bank but for its gross negligence or willful misconduct.

            (b) Provided that no Default shall have occurred and be continuing, the Company may, at any time, replace any Bank or the Swingline Bank that has requested compensation from the Company pursuant to Section 5.01 hereof or whose obligation to make additional Loans has been suspended pursuant to Section 5.03 hereof or that is entitled to payment of additional amounts under Section 5.05 hereof (any such Bank or the Swingline Bank being herein called an "Affected Bank"), by giving not less than ten Business Days' prior notice to the Administrative Agent (which shall promptly notify such Affected Bank and each other Bank), that it intends to replace such Affected Bank with one or more

                                Credit Agreement
banks (including, but not limited to, any other Bank under this Agreement) selected by the Company and acceptable to the Administrative Agent (which shall not unreasonably withhold its consent). The method (whether by assignment or otherwise) of and documentation for such replacement shall be acceptable to the Affected Bank, the other Banks and the Administrative Agent (which shall not unreasonably withhold their consent and shall cooperate with the Company in effecting such replacement). Upon the effective date of any replacement under this Section 5.06 (and as a condition thereto), the Company shall, or shall cause the replacement bank(s) to, pay to the Affected Bank being replaced any amounts owing to such Affected Bank hereunder (including, without limitation, interest, commitment fees, compensation and additional amounts under this
Section 5, in each case accrued to the effective date of such replacement), whereupon each replacement bank shall become a "Bank" or the "Swingline Bank", as the case may be, for all purposes of this Agreement having a Commitment in the amount of such Affected Bank's Commitment assumed by it, and such Commitment of the Affected Bank being replaced (including, if such Affected Bank is the Swingline Bank, its Swingline Commitment) shall be terminated upon such effective date and all of such Affected Bank's rights and obligations under this Agreement shall terminate (provided that the obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 hereof to such Affected Bank shall survive such replacement as provided in Section 11.07 hereof).

            Section 6. Conditions Precedent.

            6.01 Amendment Effective Date. The effectiveness of this amendment and restatement of the Existing Credit Agreement provided for hereby is subject to the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

            (a) Corporate Documents. The following documents, each certified as indicated below:

                                Credit Agreement

                 (i) a copy of the charters, as amended and in effect, of the
            Company and of each Material Subsidiary certified as of a recent date by the Secretary of State of the State of New York and by the New York Insurance Department, as the case may be, and a certificate from such respective New York State authorities dated as of a recent date as to the good standing of and charter documents filed by the Company and by such Material Subsidiary;

                (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company and of each Material Subsidiary as amended and in effect at all times from the date on which the resolutions referred to in clause7 (B) were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Basic Documents and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charters of the Company and the Material Subsidiaries have not been amended since the date of the certification thereto furnished pursuant to subparagraph (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Basic Documents and each other document to be delivered by the Company from time to time in connection therewith (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company); and

               (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company.

                                Credit Agreement

            (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Amendment Effective Date, to the effect set forth in the first sentence of Section 6.03 hereof.

            (c) Opinion of Counsel to the Company. An opinion, dated the Amendment Effective Date, of Samuel Bergman, Executive Vice President and General Counsel of the Company, substantially in the form of Exhibit C hereto and covering such other matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent).

            (d) Opinion of Special New York Counsel to Chase. An opinion, dated the Amendment Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D hereto.

            (e) Notes. The Revolving Credit Notes, duly completed and executed in exchange (in the case of the Existing Banks) for the promissory notes issued under the Existing Credit Agreement.

            (f) Tax Sharing Agreements. True, correct and complete copies of all tax sharing agreements (if any) to which the Company or any of its Subsidiaries is a party, which agreements must be in form and substance satisfactory to the Banks.

            (g) Capital Contribution Agreements. A true, correct and complete copy of all agreements (if any) of the Company under which the Company is obligated to make capital contributions to any of its Insurance Subsidiaries, which agreements must be in form and substance satisfactory to the Banks.

            (h) Evidence that Existing Banks have been paid all principal of and interest on the Existing Loans and all commitment fee, and all other amounts owing, under the

                                Credit Agreement

      Existing Credit Agreement accrued to the Amendment Effective Date.

            (i) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to Chase may reasonably request.

The effectiveness of this amendment and restatement of the Existing Credit Agreement is also subject to the payment by the Company of such fees as the Company shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company not less than five days prior to the Amendment Effective Date).

            6.02 Term Loans.

            The obligation of the Banks to make any Term Loans to the Company hereunder on the occasion of the borrowing of any Series of Term Loans is subject to the further condition precedent that the Company shall have delivered to the Administrative Agent the Term Notes evidencing such Series of Term Loans.

            6.03 Initial and Subsequent Loans.

            The obligation of any Bank or the Swingline Bank to make any Loan to the Company upon the occasion of any borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing;

                                Credit Agreement

            (b) the representations and warranties made by the Company in
      Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (c) the Company shall have delivered to the Administrative Agent (i) certificates (accompanied by stock powers duly endorsed in blank) representing shares of common stock of ERC having an aggregate Value at least equal to 166-2/3% of the aggregate unpaid principal amount of all Loans outstanding (after giving effect to such borrowing), and (ii) a certificate of the senior financial officer of the Company setting forth in reasonable detail the computations necessary to determine the aggregate Value of the shares of Pledged Stock after giving effect to the delivery of the certificates referred to in clause (i) above.

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

            Section 7. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Banks and the Swingline Bank that:

            7.01 Corporate Existence. Each of the Company and its Material
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified

                                Credit Agreement
to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could, either individually or in the aggregate, have a Material Adverse Effect.

            7.02 Financial Condition.

            (a) The Company has heretofore furnished to each of the Banks consolidated and consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1995 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Deloitte & Touche LLP, and the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at June 30, 1996 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the six-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its Subsidiaries, as at said dates and the consolidated results of their operations, and (in the case of said consolidating statements) the respective unconsolidated results of operations of the Company and of each of its Subsidiaries, for the fiscal year and six-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the Restatement Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements (or in the notes thereto) as at said dates. Since December 31, 1995, there has

                                Credit Agreement
been no material adverse change in the consolidated financial condition, operations, business or prospects of the Company and its Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

            (b) The Company has heretofore furnished to each of the Banks the annual and quarterly Statutory Statements of the Company (consolidated) and of each of its Insurance Subsidiaries for the fiscal year ended December 31, 1995 and for the quarterly fiscal period ended June 30, 1996 as filed with the Applicable Insurance Regulatory Authority. All such Statutory Statements present fairly, in all material respects, the financial condition of the Company (consolidated) and of each Insurance Subsidiary, respectively, as at the respective dates thereof and its results of operations through fiscal year ended on December 31, 1995 and the quarterly fiscal period ended June 30, 1996, in accordance with statutory accounting practices prescribed or permitted by the Applicable Insurance Regulatory Authority.

            7.03 Litigation. Except as disclosed in Schedule III hereto, there are no legal or arbitration proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect.

            7.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, (or, in the case of the Pledge Agreement, have conflicted with or resulted in a breach of, or required any consent under) the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or

                                Credit Agreement
constitute (or, in the case of the Pledge Agreement, constituted) a default under any such agreement or instrument, or (except for the Liens created pursuant to the Pledge Agreement) result (or, in the case of the Pledge Agreement, resulted) in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument; provided that the pledge of shares of common stock of ERC under the Pledge Agreement required the consent of the Required Majority under (and as such term is defined in) the Senior Note Purchase Agreements.

            7.05 Action. The Company has all necessary corporate power, authority and legal right to execute and deliver this Agreement and the Notes and perform its obligations under each of the Basic Documents; the execution and delivery of this Agreement and the Notes and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement and the Pledge Agreement have been duly and validly executed and delivered by the Company and constitute, and each of the Notes when executed and delivered for value will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution or delivery by the Company of this Agreement and the Notes or performance by the Company of the Basic Documents or for the legality, validity or enforceability hereof or thereof except that the approval of the New York Insurance Department may be required in connection with a foreclosure on the Pledged Stock in the event such foreclosure results a Change in Control of ERC.

            7.07 Margin Stock. Not more than 25% of the value (as determined by any reasonable method) of the Properties of the Company and its Subsidiaries (including, without limitation, common stock of the Company held in treasury) subject to the

                                Credit Agreement
provisions of Section 8.05 or 8.06 hereof is represented by Margin Stock.

            7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.01(g) hereof.

            7.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

            7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.12 Material Agreements and Liens.

                                Credit Agreement

            (a) Part A of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each credit agreement, loan agreement, indenture, securities purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness of the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

            7.13 Environmental Matters. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

            7.14 Capitalization. The authorized capital stock of the Company consists, on the Restatement Date, of an aggregate of 30,000,000 shares of common stock, par value $0.10 per share, of which [18,163,100] shares are duly and validly issued and outstanding (and [111,400] shares of which are held in treasury), each of which shares is fully paid and nonassessable. As of the Restatement Date, except for the Company's Long-Term Incentive Plan for Key Employees and its Non-Employee-Director Stock Option Plan as in effect on the Restatement Date and any stock bonus awards, restricted stock awards, performance units, stock options or stock appreciation rights heretofore issued thereunder and

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
                                      -61-


other than pursuant to the Shareholders' Agreement, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

            7.15 Subsidiaries, Etc.

            (a) Set forth in Schedule II hereto is a complete and correct list, as of the Restatement Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule II hereto, as of the Restatement Date
(x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Pledge Agreement), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) None of the Subsidiaries of the Company is, on the Restatement Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.15(c) hereof.

            7.16 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company or any of its

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                                      -62-


Subsidiaries to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not, as of the Restatement Date, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Restatement Date by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the Company's knowledge, there is no fact peculiar to the Company or any of its Subsidiaries (in contrast to information of a general economic or industry nature) that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

            Section 8. Covenants of the Company. The Company covenants and agrees with the Banks, the Swingline Bank and the Administrative Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

            8.01 Financial Statements; Information; Etc. The Company shall deliver to each of the Banks and the Swingline Bank:

            (a) as soon as available and in any event within 55 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the

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
                                      -63-


      respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements present fairly in all material respects, the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants addressed to the Banks stating that, in making the examination necessary for their opinion, nothing came to

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
                                      -64-


      their attention that caused them to believe that the Company had failed to comply with any of its obligations under Sections 8.05 to 8.11 (inclusive) or that any Default specified in paragraph (b) or (e) to (j), inclusive, of Section 9 hereof had occurred, except as specifically stated, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements present fairly, in all material respects, the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

            (c) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company the quarterly Statutory Statement of the Company (consolidated) and of each Insurance Subsidiary for such fiscal period, together with (except in the case of Van-American Insurance Company) a certificate of a senior financial officer of the Company (x) stating that such Statutory Statement fairly presents, in all material respects, the financial condition of the Company (consolidated) and of each Insurance Subsidiary, respectively, for such quarterly fiscal period in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (y) in the case of ERC, setting forth in reasonable detail the computations necessary to determine the aggregate Value of the shares of Pledged Stock (if any).

            (d) within 5 days after filing with the Applicable Insurance Regulatory Authority and in any event within 55 days after the end of each fiscal year of the Company the annual Statutory Statement of the Company (consolidated) and of each Insurance Subsidiary for such year, together with a certificate of a senior financial officer of the Company

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
                                      -65-


      (except in the case of Van-American Insurance Company) (x) stating that such annual Statutory Statement fairly presents, in all material respects, the financial condition of the Company (consolidated) and of each Insurance Subsidiary, respectively, for such fiscal year in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority and (y) in the case of ERC, setting forth in reasonable detail the computations necessary to determine the aggregate Value of the shares of Pledged Stock (if any).

            (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

            (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that

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
                                      -66-


            a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                (iv) the complete or partial withdrawal from a Multiemployer
            Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

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
                                      -67-


                (vi) the adoption of an amendment to any Plan that, pursuant to
            Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

            (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

            (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.05(d)(v)(z), 8.06(i), 8.07(d), 8.09 and
8.10 hereof as of the end of the respective quarterly fiscal period or fiscal year.

            8.02 Litigation. The Company will promptly give to each Bank and the Swingline Bank notice of all legal or arbitration proceedings, and of all proceedings by or before any

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
                                      -68-


governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, could not, either individually or in the aggregate, have a Material Adverse Effect.

            8.03 Existence, Etc. The Company will, and will cause each of its Material Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted by Section 8.05 hereof);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could, either individually or in the aggregate, have a Material Adverse Effect;

            (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

            (d) maintain all of its Properties material to its business in reasonably adequate working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

            (f) permit representatives of any Bank or the Administrative Agent, during normal business hours, to

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
                                      -69-


      examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

            8.04 Insurance. The Company will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

            8.05 Prohibition of Fundamental Changes.

            (a) The Company will not, and will not permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            (b) The Company will not, and will not permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

            (c) The Company will not, and will not permit any of its Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests).

            (d) Notwithstanding the foregoing paragraphs of this Section 8.05:

            (i) any Subsidiary of the Company may be merged or consolidated with or into (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other Subsidiary of the Company; provided that if any such

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
                                      -70-


      transaction shall be between a Subsidiary of the Company and a Wholly Owned Subsidiary of the Company, such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

            (ii) the Company or any of its Subsidiaries may (x) purchase equipment, furniture and supplies to be used in the ordinary course of business and (y) acquire all of the capital stock of Vesta American Reinsurance Corporation Inc. ("Vesta American") from Skadeforsikringsselskapet Vesta A/S for a consideration not to exceed the net worth of Vesta American (determined as provided in the stock purchase agreement) plus $1,000,000;

            (iii) the Company or any of its Subsidiaries may make Investments permitted by Section 8.08 hereof;

            (iv) any Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; and

            (v) the Company or any of its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of (x) equipment no longer used or useful in its business, (y) any portfolio Investment sold or disposed of in the ordinary course of business and (z) any other Investment (including any Investment in the capital stock of Subsidiaries of the Company other than ERC or Asset Guaranty) having a value, together with the value (when sold, leased transferred or otherwise disposed of), of all Investments sold leased, transferred or otherwise disposed of in reliance on this sub-clause (z), not in excess of $1,000,000.

            (e) Except as expressly permitted by paragraphs of this Section 8.05, the Company shall not, nor shall it permit any of its Material Subsidiaries to, sell, transfer, convey or otherwise dispose of either directly or indirectly (x) all or any portion of the capital stock of any of its Material Subsidiaries (except that the Company may pledge shares of common stock of ERC under the Pledge Agreement) or (y) all or substantially all of

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
                                      -71-


the Properties of any of its Material Subsidiaries in one transaction or a series of related transactions.

            8.06 Limitation on Liens. The Company will not, and will not permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a) Liens created pursuant to the Pledge Agreement and Liens on the common stock of ERC securing the principal of, and interest and Make-Whole Amount on, the senior notes issued under the Senior Note Purchase Agreements;

            (b) Liens in existence on the Restatement Date and listed in Part B of Schedule I hereto;

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings, unless the amount thereof is material with respect to it or its financial condition, if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory

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
                                      -72-


      obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (h) Liens on Property of any corporation which becomes a Subsidiary of the Company after the Restatement Date; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

            (i) Liens upon real and/or tangible personal Property acquired after the Restatement Date (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either existed on such Property before the time of its acquisition and was not created in anticipation thereof or was created solely for the purpose of securing Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed 75% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise); and

            (j) any extension, renewal or replacement of the foregoing; provided that the Liens permitted by this

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
                                      -73-


      paragraph shall not extend to or cover any additional Indebtedness or Property (other than a substitution of like Property).

            8.07 Indebtedness. The Company will not, and will not permit any of its Material Subsidiaries to, create or incur any Indebtedness except:

            (a) Indebtedness to the Banks and the Swingline Bank hereunder;

            (b) Indebtedness of the Company to any Subsidiary of the Company or Indebtedness of any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company;

            (c) Indebtedness of the Company and its Material Subsidiaries secured by Liens permitted by Section 8.06(i) hereof;

            (d) additional Indebtedness of the Company provided that on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness of the Company, total consolidated Indebtedness of the Company and its Subsidiaries does not exceed 25% of Total Capitalization; and

            (e) Indebtedness of ERC not exceeding $100,000,000 in aggregate principal amount incurred under a credit facility established by ERC solely for the purpose of acquiring or supporting one or more of its claims-paying ability ratings.

            8.08 Investments. The Company will not, and will not permit any of its Material Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments constituting (i) operating deposit accounts with banks and (ii) accounts receivable arising in the ordinary course of business on ordinary business terms that are not overdue;

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
                                      -74-


            (b) portfolio Investments constituting short-term debt instruments that are rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc.;

            (c) portfolio Investments constituting fixed income debt securities if, after giving effect to such Investment:

                  (i) the weighted average credit quality of the fixed income debt securities portfolio of the Company or any Material Subsidiary, as determined by the rating system of Standard & Poor's Corporation, is AA or higher; or

                (ii) the aggregate amount invested by the Company and each of its Material Subsidiaries in fixed income debt securities which are rated lower than BBB by Standard & Poor's Corporation or Baa2 by Moody's Investors Service Inc. does not exceed 1% of the aggregate amount of all portfolio Investments of the Company and its Material Subsidiaries;

            (d) equity Investments if, after giving effect to such Investments, the aggregate amount of equity Investments of the Company and of its Material Subsidiaries (including, without limitation, Investments in Vantage American, Inc. and in other Subsidiaries of the Company that are not Wholly Owned Subsidiaries of the Company) does not exceed 6% of the aggregate amount of the consolidated Investments (both debt and equity) of the Company and its Material Subsidiaries; and

            (e) travel and similar advances by the Company and its Material Subsidiaries in the ordinary course of business and loans to officers and directors of the Company and its Material Subsidiaries, provided that such travel and similar advances and loans to officers and directors at any one time do not, in the aggregate, exceed $500,000 for the Company and its Material Subsidiaries.

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
                                      -75-


            8.09 Restricted Payments. The Company will not declare or make any Restricted Payment unless, on the date of declaration in the case of any proposed dividend and on the date of payment or distribution in the case of the making of any other Restricted Payment (the "Computation Date"), and after giving effect thereto:

                  (i) the aggregate amount of all Restricted Payments made
            during the period commencing on January 1, 1992 and ending on and including the Computation Date (the "Computation Period") shall not exceed an amount equal to the sum of:

                        (a) 25% (or, in the case of a deficit, minus 100%) of
                  consolidated net income of the Company and its Subsidiaries for the Computation Period, plus

                        (b) the net cash proceeds received by the Company from
                  the issue or sale (other than to a Subsidiary) of shares of common stock of the Company (including shares of common stock issued upon conversion of Indebtedness to common stock, it being understood and agreed that in any such conversion, the Company shall be deemed to have received cash proceeds in an amount equal to the principal amount of Indebtedness converted to common stock; and

                  (ii) no Default shall have occurred and be continuing;

provided, that the Company shall not in any fiscal quarter of the Company declare any dividend to the extent that the amount of such dividend, together with the sum of (i) the aggregate amount of all dividends theretofore declared in such fiscal quarter plus (ii) the aggregate amount of dividends actually paid during the period (the "Measuring Period") of four consecutive fiscal quarters of the Company ended on (or most recently ended prior to) such declaration, would exceed 25% of the consolidated net

                                Credit Agreement
income of the Company and its Subsidiaries for the Measuring Period (and the Company shall not pay any dividends it has not previously declared as permitted hereby); and provided further, that no Restricted Payments shall be permitted if and for so long as the claims-paying ability rating of any Insurance Subsidiary of the Company, as determined by Standard & Poor's Ratings Group (if rated by said agency), falls below AA- (or is withdrawn).

            8.10 Financial Covenants.

            (a) Tangible Net Worth. The Company will not, on any date falling in any period set forth below, permit Tangible Net Worth to be less than the amount set forth opposite such period:

      Period                                            Amount
      ------                                            ------

From and including the date hereof
  through December 31, 1992                          $290,000,000

From and including January 1, 1993
  through December 31, 1993                          $310,000,000

From and including January 1, 1994
  through December 31, 1994                          $335,000,000

Thereafter                                           $365,000,000

            (b) Fixed Charge Coverage Ratio. The Company will not, as at any date falling in any period set forth below, permit the Fixed Charge Coverage Ratio for the period of the four consecutive fiscal quarters of the Company ending on, or most recently ended prior to, such date to be less than the ratio set forth opposite such period:

      Period                                             Ratio
      ------                                             -----

From and including the date hereof
  through December 31, 1993                              2.2 to 1

From and including January 1, 1994

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
                                      -77-


  through December 31, 1994                              2.5 to 1

Thereafter                                               2.7 to 1

            8.11 Capital Expenditures. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed $2,000,000 in any fiscal year of the Company.

            8.12 Lines of Business. The Company will not permit any of its Insurance Subsidiaries to engage to any substantial extent in any line or lines of business activity other than the business of issuing financial guaranty insurance, credit insurance and residual value insurance (and reinsurance of the same) and similar or related products.

            8.13 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

            (a) make any Investment in any Affiliate of the Company;

            (b) transfer, sell, lease, assign or otherwise dispose of any Property to any such Affiliate;

            (c) purchase or acquire Property from any such Affiliate; or

            (d) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate (including, without limitation, Guarantees and assumptions of obligations of any such Affiliate);

provided that the Company and its Subsidiaries may enter into transactions (other than Investments by the Company or any of its Subsidiaries in any Affiliate of the Company) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of Property in the ordinary course of business if the monetary or business consideration arising therefrom would

                                Credit Agreement
be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate of the Company.

            8.14 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely for general corporate purposes (in compliance with all applicable legal and regulatory requirements) or, subject to Section 8.09 hereof, to purchase shares of the common stock of the Company; provided that (a) the proceeds of any Swingline Loan may not be used to repay or prepay any other Swingline Loan and (b) none of the Administrative Agent, any Bank or the Swingline Bank shall have any responsibility as to the use of any of such proceeds.

            8.15 Certain Obligations Respecting Subsidiaries.

            (a) Subject to Section 8.05 hereof, the Company will, and will cause each of ERC and Asset Guaranty to, take such action from time to time as shall be necessary to ensure that each of ERC and Asset Guaranty is a Wholly Owned Subsidiary (subject only, in the case of the shares of common stock of ERC, to the Lien of the Pledge Agreement).

            (b) The Company will not permit any of ERC or Asset Guaranty to issue any shares of stock of any class whatsoever to any Person (other than to the Company).

            8.16 Modifications of Certain Documents. The Company will not consent to any modification, supplement or waiver of any of the provisions of the Senior Note Purchase Agreements that would materially increase the obligations, or materially reduce the rights, of the Company or any of its Subsidiaries thereunder.

            8.17 Claims-Paying Rating. The Company will not allow the claims-paying rating of any Insurance Subsidiary as rated by Standard & Poor's Corporation to be less than AA- (or to be withdrawn) at any time.

                                Credit Agreement

            8.18 Dividends to or Investments in the Company by Subsidiaries. The Company will not, nor will it permit any of its Subsidiaries, to issue any securities or enter into any agreements (other than with or as required by applicable regulatory authorities) that will either (i) limit the ability of any of the Subsidiaries of the Company to declare or pay or set apart any funds for the payment of any dividend or make any distribution to or Investment in the Company or (ii) prevent such Subsidiary from paying to the Company the entire amount available to be paid as dividends or distributions by such Subsidiary; provided, that nothing herein shall be deemed to require any Subsidiary of the Company to pay any dividend to, or make any Investment in, the Company in excess of the amount necessary to enable the Company to make all payments required hereunder and under the Notes.

            Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or upon mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any commitment fee hereunder when due and such default shall have continued unremedied for five or more days; or

            (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $1,000,000 or more (other than the Indebtedness referred to in paragraph (a) above); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or

                                Credit Agreement
      otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by the Company, or any certificate furnished to any Bank, the Swingline Bank or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

            (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(h), 8.05, 8.06, 8.07, 8.09, 8.10,
      8.11 and 8.13 to 8.18 (inclusive) hereof or the Company shall default in the performance of any of its obligations under Section 5.02 of the Pledge Agreement; or the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 15 days after notice thereof to the Company by the Administrative Agent, any Bank or the Swingline Bank (in either case, through the Administrative Agent); or

            (e) The Company or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) The Company or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, rehabilitator, conservator or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization,

                                Credit Agreement
      liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, rehabilitation, conservation, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, rehabilitator, conservator, liquidator or the like of the Company or such Material Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, rehabilitation, conservation, liquidation, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order for relief in an involuntary case under the Bankruptcy Code) shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $5,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be

                                Credit Agreement
      procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) An event or condition specified in Section 8.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which, in the determination of the Majority Banks, could have a Material Adverse Effect; or

            (j) A Change in Control shall occur; or

            (k) Except for expiration in accordance with its terms, the security interest granted pursuant to the Pledge Agreement shall cease to be a first priority perfected security interest for whatever reason;

THEREUPON: (1) in the case of an Event of Default other than one referred to in paragraph (f) or (g) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Banks (or with respect to Swingline Loans, upon the request of the Swingline Bank), shall, by notice to the Company, terminate the Commitments (and/or the Swingline Commitment) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in paragraph (f)

                                Credit Agreement
or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

            Section 10. The Administrative Agent.

            10.01 Appointment, Powers and Immunities. Each Bank and the Swingline Bank hereby irrevocably (subject to Section 10.08 hereof) appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank or the Swingline Bank; (b) shall not be responsible to the Banks or the Swingline Bank for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic

                                Credit Agreement

Document; (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and (e) shall not be responsible to the Company, the Banks or the Swingline Bank for (i) determining whether or not any of the transactions contemplated hereby qualifies as a highly leveraged transaction ("HLT") as defined by any bank regulatory authority, (ii) notifying the Banks or the Swingline Bank regarding the HLT status of any transaction contemplated hereby or of any change in that status or (iii) the correctness of any determination as to HLT status. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

            10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by the Majority Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action

                                Credit Agreement
taken or failure to act pursuant thereto shall be binding on all of the Banks.

            10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks and the Swingline Bank (and shall give each Bank and with respect to Swingline Loans, the Swingline Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Sections 10.01, 10.07 and 11.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks or in the case of Swingline Loans, the Swingline Bank, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

            10.04 Rights as a Bank. With respect to its Commitments, its Swingline Commitment and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank or the Swingline Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" or "Swingline Bank" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business

                                Credit Agreement
with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks or the Swingline Bank.

            10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

            10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as

                                Credit Agreement
it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may,

                                Credit Agreement
on behalf of the Banks, after consultation with the Company, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            10.09 Consents under Basic Documents. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as provided herein or in the Pledge Agreement) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Banks have consented.

            Section 11.  Miscellaneous.

            11.01 Waiver. No failure on the part of the Administrative Agent or any Bank or the Swingline Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this

                                Credit Agreement

Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            11.02 Notices. All notices, requests and other communications provided for herein and under the Pledge Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Swingline Bank and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with
(i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all costs and expenses of the Banks, the Swingline Bank and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company hereunder or under any of the other Basic Documents and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary

                                Credit Agreement
or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

            The Company hereby agrees to indemnify the Administrative Agent each Bank and the Swingline Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (other than liability of the Administrative Agent to any Bank) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings and whether or not the Administrative Agent or such Bank or the Swingline Bank or other Person is a party thereto) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

            11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and, if the rights or obligations hereunder of the Swingline Bank are affected thereby, the Swingline Bank, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks and, if the rights or obligations hereunder of the Swingline Bank are affected

                                Credit Agreement
thereby, the Swingline Bank; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks (i) increase or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan or any fee hereunder (other than any fee payable solely for account of the Administrative Agent), (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any fee payable solely for account of the Administrative Agent), (v) reduce the obligations of the Company to prepay Loans, (vi) alter the terms of any of Sections 2.08, 2.09, 4.02 or 4.07 hereof or this Section 11.04, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 6 hereof; and (b) if at the time any Swingline Loans shall be outstanding, no modification, supplement or waiver with respect to any provision of Sections 8 or 9 hereof shall be effective without the concurrence of the Swingline Bank; and (c) any modification of any of the rights or obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent.

            11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11.06 Assignments and Participations.

            (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent and the Swingline Bank.

            (b) Each Bank may, at any time or from time to time, assign to one or more other Persons all or any portion of its

                                Credit Agreement

Loans, its Notes, and its Commitment (but only with the consent of the Company, the Administrative Agent and the Swingline Bank, which consents shall not be unreasonably withheld); provided that (i) no such consent by the Company, the Administrative Agent or the Swingline Bank shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof; (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note, Term Loans, Term Loan Notes or Commitment shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Term Loans, Term Loan Notes and Commitment is assigned to the respective assignee; (iv) each such assignment shall be effected by an Assignment and Acceptance in substantially the form of Exhibit F hereto. Upon execution and delivery by the assignee to the Company and the Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment and Loans specified in such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Notwithstanding the foregoing, no assignee or other transferee of any of the rights, obligations or benefits of a Bank in respect of the Loans shall be entitled to receive any greater payment under Sections 5.01, 5.04 and 5.05 than such Bank would have been entitled to receive with respect to the Loans unless such transfer is made with the Company's prior written consent specifically detailing the nature of the greater payments to be due, or at a time when the circumstances giving rise to such greater payment did not exist or had not been announced. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

                                Credit Agreement

            (c) A Bank may, at any time or from time to time, sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, but no purchaser of a participation (a "Participant") shall, except as otherwise provided in Section 4.07(c) hereof, have any rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 hereof in respect of the Loans held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's related Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) increase the rights or reduce the obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 10.09 or 11.04 hereof, requires the consent of each Bank.

            (d) In addition to the assignments and participations permitted by the foregoing provisions of this Section 11.06, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security

                                Credit Agreement
pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

            (e) A Bank or the Swingline Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

            (f) Anything in this Section 11.06 to the contrary notwithstanding, neither the Company nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and neither any Bank nor the Swingline Bank shall assign or participate to the Company or any of its Subsidiaries or Affiliates, any interest in any Commitment or Loan without the prior consent of each Bank.

            (g) The Swingline Bank may not (except as provided in Section 2.02(c) hereof) assign or sell participations in all or any part of its Swingline Loans, its Swingline Note or its Swingline Commitment; provided that the Swingline Bank may assign to another Bank all of its obligations, rights and benefits in respect of its Swingline Loans, its Swingline Note and its Swingline Commitment (but only with the consent of the Company which consent will not be unreasonably withheld). Upon the effectiveness of any such assignment, the assignee shall have the obligations, rights and benefits of the Swingline Bank hereunder holding the Swingline Commitment and Swingline Loans assigned to it, and the assigning Swingline Bank shall be released from its Swingline Commitment so assigned.

            11.07 Survival. The obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 hereof and the obligations of the Banks under Section 10.05 hereof shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any

                                Credit Agreement

Loan, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Swingline Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

            11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            11.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS AND THE SWINGLINE BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                Credit Agreement

            11.12 Treatment of Certain Information; Confidentiality.

            (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank and the Swingline Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank or the Swingline Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder.

            (b) Each Bank and the Swingline Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Swingline Bank or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process (with concurrent notice thereof to be given to the Company), (ii) to counsel, auditors or accountants for any of the Banks or the Swingline Bank or the Administrative Agent (so long as they are advised of the non-public nature of the information), (iii) to bank examiners, (iv) to the Administrative Agent or any other Bank or the Swingline Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Swingline Bank or the Administrative Agent is a party,
(vi) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective

                                Credit Agreement
assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank and the Company a Confidentiality Agreement substantially in the form of Exhibit E hereto; provided, further, that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 11.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the Restatement Date.

            11.13 Acknowledgement and Consent. The Company hereby acknowledges that (a) each reference in the Pledge Agreement to the Credit Agreement shall mean the Existing Credit Agreement as amended and restated hereby, and as the same shall be modified and supplemented and in effect from time to time, (b) each reference to the amount $30,000,000 in the Pledge Agreement shall be deemed a reference to "$60,000,000", (c) each reference therein to "Bank" shall include the Swingline Bank, (d) each reference therein to Loan shall include the Swingline Loans and (e) each reference therein to the "Agent" shall be deemed to be a reference to the Administrative Agent.

                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    ENHANCE FINANCIAL SERVICES GROUP
                                      INC.


                                    By /s/ Jeffery A. Figurelli
                                       ---------------------------------------
                                      Title: Senior Vice President & Treasurer

                                    Address for Notices:

                                    Enhance Financial Services Group
                                      Inc.
                                    335 Madison Avenue
                                    25th Floor
                                    New York, NY 10017-4605

                                    Attention: Arthur Dubroff
                                               Executive Vice President
                                               and Chief Financial
                                               Officer


                                    Telecopier No.: (212) 983-3129

                                    Telephone No.: (212) 983-3100

                                Credit Agreement

                                    BANKS



Commitment                          THE CHASE MANHATTAN BANK

$25,000,000


                                    By /s/ J. David Parker, Jr.
                                       --------------------------------------
                                      Title: Vice President


                                    Lending Office for all Loans:

                                    The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, NY  10017

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                    1 Chase Manhattan Plaza
                                    5th Floor
                                    New York, NY 10081

                                    Attention:  J. David Parker, Jr.
                                                Vice President

                                    Telecopier No.: (212) 552-3651

                                    Telephone No.: (212) 552-7631

                                Credit Agreement

Commitment                          FLEET NATIONAL BANK

$15,000,000

                                    By /s/ Howard Carpenter
                                       -----------------------------------
                                      Title: Vice President


                                    Lending Office for all Loans:

                                    Fleet National Bank
                                    777 Main Street, CT MO 0250
                                    Hartford, Connecticut  06115

                                    Address for Notice:

                                    Fleet National Bank
                                    777 Main Street, CT MO 0250
                                    Hartford, Connecticut  06115

                                    Attention: Financial Institutions Group

                                    Telecopier No.: (860) 986-1264

                                    Telephone No.: (860) 986-1963

                                Credit Agreement

Commitment                          BANK OF TOKYO-MITSUBISHI TRUST
                                     COMPANY
$20,000,000


                                    By /s/ Margaret Sunier
                                       -----------------------------------
                                      Title: Vice President & Manager


                                    Lending Office for all Loans:

                                    Bank of Tokyo-Mitsubishi Trust
                                     Company
                                    1251 Avenue of the Americas
                                    12th Floor
                                    New York, New York 10022-1104

                                    Address for Notice:

                                    Bank of Tokyo-Mitsubishi Trust
                                     Company
                                    1251 Avenue of the Americas
                                    12th Floor
                                    New York, New York 10022-1104

                                    Attention: Mr. Dane Holmes

                                    Telecopier No.: (212) 782-4935

                                    Telephone No.: (212) 782-4354

                                Credit Agreement

                                    SWINGLINE BANK

                                    THE CHASE MANHATTAN BANK,
                                      as Swingline Bank


                                    By /s/ J. David Parker, Jr.
                                       -----------------------------------
                                      Title: Vice President

                                Credit Agreement

                                    THE CHASE MANHATTAN BANK,
                                      as Administrative Agent


                                    By /s/ J. David Parker, Jr.
                                       ----------------------------------
                                      Title: Vice President

                                    Address for Notices to
                                      the Administrative Agent:

                                    The Chase Manhattan Bank
                                    140 East 45th Street
                                    29th Floor
                                    New York, NY 10017

                                    Attention:  Agent Bank Services

                                    Telecopier No.: (212) 622-0122

                                    Telephone No.: (212) 622-0004

                                    With a copy to:

                                    The Chase Manhattan Bank
                                    1 Chase Manhattan Plaza
                                    5th Floor
                                    New York, NY 10081

                                    Attention: J. David Parker, Jr.
                                               Vice President

                                Credit Agreement

                                                                      SCHEDULE I

                          Material Agreements and Liens

                         [See Sections 7.12 and 8.07(b)]

Part A - Material Agreements

6 3/4% Debentures due 2003 - $75 million


Part B - Liens

None

                         Schedule I to Credit Agreement

                                                                     SCHEDULE II

                                  Subsidiaries


                               [See Section 7.15]


(A)   ENHANCE REINSURANCE COMPANY

      (i)      New York
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the outstanding common stock

(B)   ASSET GUARANTY REINSURANCE COMPANY

      (i)      New York
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the oustanding common stock

(C)   GUARANTY RISK SERVICES, INC.

      (i)      New York
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the oustanding common stock

(D)   VANTAGE AMERICAN, INC.

      (i)      Delaware
      (ii);    (iii)  Enhance Financial Services Group Inc.;
               100% of the Convertible Preferred Stock and
               100% of the Senior Preferred Stock.

               James A. Godfrey, Jr., Alan N. Alpern and
               Alfred Zucker, 100% of the common stock.

(E)   VAN-AMERICAN INSURANCE COMPANY

      (i)      Kentucky
      (ii)     Vantage American, Inc.
      (iii)    100% of the common stock

(F)   A.G. INTERMEDIARIES, INC.

                         Schedule II to Credit Agreement

      (i)      New York
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the outstanding common stock

(G)   ORLEANS ACQUISITION CORPORATION

      (i)      Illinois
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the outstanding common stock

(H)   ENHANCE REINSURANCE BERMUDA, LTD.

      (i)      Bermuda
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the outstanding common stock

(I)   LITTON LOAN SERVICING INC.

      (i)      Texas
      (ii)     Enhance Financial Services Group Inc.
      (iii)    100% of the outstanding common stock

                         Schedule II to Credit Agreement

                                                                    SCHEDULE III

                                   Litigation

                                      None

                        Schedule III to Credit Agreement

                                                                     EXHIBIT A-1

                         [Form of Revolving Credit Note]

                                 PROMISSORY NOTE

$_______________                                               October 1, 1996
                                                              New York, New York

            FOR VALUE RECEIVED, ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation (the "Company"), hereby promises to pay to __________________ (the "Payee"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Payee to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, interest rate and duration of Interest Period of each Revolving Credit Loan made by the Payee to the Company, and each payment made on account of the principal thereof, shall be recorded by the Payee on its books and, prior to any transfer of this Note, endorsed by the Payee on the schedule attached hereto or any continuation thereof, provided that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Payee.

                              Revolving Credit Note

            This Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Banks and The Chase Manhattan Bank, as Administrative Agent, and evidences Revolving Credit Loans made by the Payee thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

            Except as permitted by Sections 11.06(b) and 11.06(d) of the Credit Agreement, this Note may not be assigned by the Payee to any other Person.

            This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                    ENHANCE FINANCIAL SERVICES GROUP
                                      INC.


                                    By____________________________
                                      Title:

                              Revolving Credit Note

                       SCHEDULE OF REVOLVING CREDIT LOANS

            This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments, Continuations, Conversions of principal set forth below:

                                                      Amount
  Date            Prin-                              Paid,
  Made,           cipal                   Duration   Prepaid,   Unpaid
Continued   Type  Amount                     of      Continued  Prin-
   or        of     of     Interest       Interest      or      cipal  Notation
Converted   Loan   Loan      Rate          Period    Converted  Amount  Made by
---------   ----   ----      ----          ------    ---------  ------  -------






                              Revolving Credit Note

                                                                     EXHIBIT A-2

                            [Form of Term Loan Note]

                                 PROMISSORY NOTE

$_______________                                            ____________, 199_
                                                              New York, New York

            FOR VALUE RECEIVED, ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation (the "Company"), hereby promises to pay to __________________ (the "Payee"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until this Note shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            This Note is one of the Term Loan Notes referred to in the Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Company, the Banks and The Chase Manhattan Bank, as Administrative Agent, and evidences a Term Loan made by the Payee thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

            Except as permitted by Sections 11.06(b) and 11.06(d) and of the Credit Agreement, this Note may not be assigned by the Payee to any other Person.

                                 Term Loan Note

            This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                    ENHANCE FINANCIAL SERVICES GROUP
                                      INC.


                                    By____________________________
                                      Title:

                                                                     EXHIBIT A-3

                            [Form of Swingline Note]

                                 PROMISSORY NOTE

$10,000,000.00                                                 October 1, 1996
                                                              New York, New York

            FOR VALUE RECEIVED, ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation (the "Company"), hereby promises to pay to THE CHASE MANHATTAN BANK (the "Bank") at its principal office at 270 Park Avenue, New York, New York 10017, the principal sum of TEN MILLION Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date and amount of each Swingline Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such

                                 Swingline Note
recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans made by the Bank.

            This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Company, the lenders party thereto (including the Bank) and The Chase Manhattan Bank, as Administrative Agent, and evidences Swingline Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

            Except as permitted by Section 11.06(g) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

            This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                    ________________


                                    By_________________________
                                      Title:

                                 Swingline Note

                           SCHEDULE OF SWINGLINE LOANS

            This Note evidences Swingline Loans made under the within-described Credit Agreement to the Company, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

             Principal
     Date     Amount      Amount      Unpaid
      of        of        Paid or    Principal    Notation
     Loan      Loan       Prepaid     Amount       Made by
     ----      ----       -------     ------       -------












                                 Swingline Note

                                                                       EXHIBIT B

                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of November 24, 1992 between ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (the "Company"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

            The Company, certain lenders and the Agent are parties to a Credit Agreement dated as of November 24, 1992 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said lenders to the Company in an aggregate principal amount not exceeding $30,000,000.

            To induce said lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

            Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

                                Pledge Agreement

            "Collateral Account" shall have the meaning ascribed thereto in
      Section 4.01 hereof.

            "Issuer" shall mean the issuer of any Pledged Stock.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof.

            "Pledged Stock" shall have the meaning ascribed thereto in Section 3(a) hereof.

            "Secured Obligations" shall mean, together, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and (b) all obligations hereunder of the Company to the Banks and the Agent.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                            Enhance Pledge Agreement

            Section 2. Representations and Warranties. The Company represents and warrants to the Banks and the Agent that at the time of the delivery to the Agent of certificates representing any Pledged Stock:

            (a) the Company will be the sole beneficial owner of such Pledged Stock and no Lien will exist upon such Pledged Stock at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Pledged Stock

            (b) such Pledged Stock will be duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Issuer thereof (except for any such restriction contained herein or in the Credit Agreement).

            Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being together referred to herein as "Collateral"):

            (a) the shares of common stock of ERC represented by certificates delivered to the Agent by the Company at any time or from time to time (the "Pledged Stock");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or

                            Enhance Pledge Agreement
      representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

            (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, the shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger corresponding to the shares of Pledged Stock redeemed or exchanged pursuant to such consolidation or merger;

            (d) the balance from time to time in the Collateral Account; and

            (e) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3.

            Section 4. Cash Proceeds of Collateral.

            4.01 Collateral Account. The Agent may at any time establish at Chase a cash collateral account (the "Collateral Account") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts which it wishes to pledge to the Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured

                            Enhance Pledge Agreement

Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Agent and shall not be commingled with any other funds or property of the Company.

            4.02 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, provided that at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 10.03 of the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof.

                            Enhance Pledge Agreement

            Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Bank and the Agent as follows:

            5.01 Delivery and Other Perfection. The Company shall:

            (a) if any of the above-described shares, securities, moneys or property required to be pledged by the Company under clauses (b) or (c) of
      Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (b) and (c);

            (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

            (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

            (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours

                            Enhance Pledge Agreement
      to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Agent may require.

            5.02 Other Financing Statements and Liens. Without the prior written consent of the Agent (granted with the authorization of the Banks as specified in Section 10.09 of the Credit Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Banks.

            5.03 Preservation of Rights. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

            5.04 Collateral.

            (a) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.04(a).

                            Enhance Pledge Agreement

            (b) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus. Upon receipt of any such dividends that the Company is entitled to receive and retain as aforesaid, the security interest on such dividends provided for hereunder shall terminate.

            (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Company agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Company.

            (d) If at any time there are no Loans outstanding, at the request of the Company, the Agent shall forthwith cause to be delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral to the Company.

            (e) At the time of the delivery to the Agent of the quarterly or annual Statutory Statement of ERC, together with the certificate of a senior financial officer of the Company, as required by paragraphs (c) and (d) of
Section 8.01 of the Credit Agreement, if such certificate indicates that the Value of the Pledged Stock as at the date of such Statutory Statement exceeds

                            Enhance Pledge Agreement

175% of the aggregate unpaid principal amount of all Loans less any collected funds standing to the credit of the Collateral Account then outstanding, then at the request of the Company, so long as no Default has then occurred and is continuing, the Agent shall promptly release to the Company the maximum number of shares of Pledged Stock so that, after giving effect to such release, the Value of the Pledged Stock is not less than 166-2/3% of the aggregate unpaid principal amount of the Loans then outstanding less any collected funds standing to the credit of the Collateral Account.

            5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

            (a) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right, including, without limitation, causing certificates representing the Pledged Stock to be registered in the name of the Agent);

            (b) the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (c) the Agent may, upon ten business days' prior written notice to the Company of the time and place, with

                            Enhance Pledge Agreement
      respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.08 hereof.

            The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable

                            Enhance Pledge Agreement
through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the or issuer thereof to register it for public sale.

            5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

            5.07 Private Sale. The Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            5.08 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the
Agent:

            First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel, and

                            Enhance Pledge Agreement
      all expenses incurred and advances made by the Agent in connection therewith;

            Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

            Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

            5.09 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            5.10 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the

                            Enhance Pledge Agreement

Credit Agreement shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

            5.11 Expenses. The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, and all such expenses shall be Secured Obligations to the Agent secured under
Section 3 hereof.

            5.12 Further Assurances. The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

            Section 6. Miscellaneous.

            6.01 No Waiver. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                            Enhance Pledge Agreement

            6.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

            6.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02.

            6.04 Waivers, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent (with the consent of the Banks as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Bank, each holder of any of the Secured Obligations and the Company.

            6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Agent, the Banks and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

            6.06 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                            Enhance Pledge Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                    ENHANCE FINANCIAL SERVICES GROUP
                                      INC.


                                    By __________________________________
                                     Title:


                                    THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION),
                                    as Agent


                                    By __________________________________
                                     Title:

                            Enhance Pledge Agreement

                                                                       EXHIBIT C

              [Form of Opinion of General Counsel to the Company]


                                    October __, 1996


Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank,
  as Administrative Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

            I am Executive Vice President and General Counsel to Enhance Financial Services Group Inc., a corporation organized under the law of the State of New York (the "Company"), and am rendering this opinion in connection with the Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (the "Credit Agreement") among the Company, the banks party thereto (the "Banks") and The Chase Manhattan Bank, in its capacity as agent for said Banks (the "Administrative Agent"). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

            In rendering the opinions expressed below, I have examined:

      (i)   the Credit Agreement;

      (ii)  the Revolving Credit Notes and the form of the Term Notes;

                   Opinion of General Counsel to the Company

      (iii) the Pledge Agreement (together with the documents referred to in the foregoing lettered clauses (i) to (iii), the "Credit Documents"); and

      (iv) such corporate records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies.

            In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion, that (except, to the extent set forth in the opinions expressed below, as to the Company):

      (i) such documents have been duly authorized by, have been (or, in the case of the Term Notes, will be) duly executed and delivered by, and constitute (or, in the case of the Term Notes, will constitute) legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)  all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

                   Opinion of General Counsel to the Company

            1. The Company is a corporation duly organized, validly existing and in good standing under the law of the State of New York. The Company has all material government licenses, authorizations, consents and approvals, necessary to own assets and carry on its business as now being conducted.

            2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations under, each Credit Document. The Company has all requisite corporate power to borrow under the Credit Agreement and to pledge shares of the common stock of ERC under the Pledge Agreement.

            3. The execution, delivery and performance by the Company of each Credit Document has been duly authorized by all necessary corporate action on the part of the Company.

            4. Each Credit Document (other than the Term Notes) has been duly executed and delivered by the Company.

            5. Each Credit Document (other than the Notes) constitutes, and each Note upon its execution and delivery by the Company for value will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                   Opinion of General Counsel to the Company

            6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Company for the execution, delivery or performance by the Company of the Credit Documents, for any borrowings by the Company under the Credit Agreement or for the pledge by the Company of shares of common stock of ERC under the Pledge Agreement except that the approval of the New York Insurance Department may be required in connection with a foreclosure on the Pledged Stock in the event such foreclosure results in a change in control of ERC and no opinion is expressed as to the ability or likelihood of any Bank to obtain such approval.

            7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of the charter or by-laws of the Company, (b) violate any applicable law, rule or regulation of the United States of America or the State of New York, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Subsidiaries or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or (except for the Lien of the Pledge Agreement) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

            8. Except as disclosed in Schedule III to the Credit Agreement, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory

                   Opinion of General Counsel to the Company authority or agency, now pending or to my knowledge threatened against the Company or any of its Subsidiaries or any of their respective Properties that, if adversely determined, could have a Material Adverse Effect.

            9. The Pledge Agreement is effective (together, in the case of that portion of the Collateral consisting of Pledged Stock, with the delivery to the Agent of the certificates representing the Pledged Stock) to create in favor of the Agent for the benefit of the Agent and the Banks a valid security interest under the Uniform Commercial Code as in effect in the State of New York in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Pledge Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreement).

            10. The Pledge Agreement creates in favor of the Agent for the benefit of the Agent and the Banks a perfected security interest in the Pledged Stock represented by the certificates in the possession of the Agent on the date hereof so long as the Agent retains possession of such certificates as collateral security for the Secured Obligations.

            11. All of the outstanding shares of common stock of ERC have been duly and validly issued and are fully paid and nonassessable. Assuming that the Agent (or a Person designated by the Agent) obtains (or, in the case of the Pledged Stock referred to in paragraph 10 above, obtained) possession in the State of New York of the certificates representing the Pledged Stock in good faith and without notice of any adverse claim (as defined in Section 8-302(2) of the Uniform Commercial Code as in effect in the State of New York ("UCC")) and in bearer form or in registered form issued to the Agent or endorsed to the Agent or in blank, and thereafter maintains possession thereof, the perfected security interest therein will have priority over all other

                   Opinion of General Counsel to the Company security interests theretofore or thereafter created under the UCC.

            12. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            13. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            The foregoing opinions are subject to the following comments and qualifications:

            A. The enforceability of Section 11.03 of the Credit Agreement (and
      Section 5.11 of the Pledge Agreement) may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

            B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            C. I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
      York) that limit the interest, fees or other charges such Bank may impose,
      (ii) the last sentence of Section 2.02(c) and Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

                   Opinion of General Counsel to the Company

            D. I wish to point out that the obligations of the Company under the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, but such limitations do not, in my opinion, make the remedies and procedures that will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks by the Pledge Agreement and provided further that this paragraph shall in no way derogate from the exception to paragraph 6 of this opinion set forth at the conclusion of said paragraph.

            The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

            At the request of the Company, this opinion is, pursuant to Section 6.01(c) of the Credit Agreement, provided to you by me in my capacity as General Counsel to the Company and may not be relied upon by any Person other than the addressees hereof without, in each instance, my prior written consent.

                                    Very truly yours,


                                    Samuel Bergman
                                    Executive Vice President and
                                    General Counsel

                   Opinion of General Counsel to the Company

                                                                       EXHIBIT D

            [Form of Opinion of Special New York Counsel to Chase]


                                                October __, 1996

Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank,
  as Administrative Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

            We have acted as special New York counsel to The Chase Manhattan Bank in connection with the Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (the "Credit Agreement") among Enhance Financial Services Group Inc. (the "Company"), the banks party thereto (the "Banks") and The Chase Manhattan Bank, in its capacity as agent for said Banks (the "Administrative Agent"). All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

            In rendering the opinions expressed below, we have examined:

      (i)   the Credit Agreement;

      (ii)  the Revolving Credit Notes and the form of the Term Notes;

      (iii) the Pledge Agreement (together with the documents referred to in the foregoing clauses (i) through (iii), the "Credit Documents"); and

                 Opinion of Special New York Counsel to Chase

      (iv) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion, that:

       (i) such documents have been duly authorized by, have been (or, in the case of the Term Notes, will be) duly executed and delivered by, and (except as to the Company) constitute (or, in the case of the Term Notes, will constitute) legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)  all signatories to such documents have been duly authorized; and

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

                 Opinion of Special New York Counsel to Chase

            1. Each Credit Document (other than the Notes) constitutes, and each Note upon its execution and delivery by the Company for value will constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

            2. The Pledge Agreement is effective (together, in the case of that portion of the Collateral consisting of Pledged Stock, with the delivery to the Agent of the certificates representing the Pledged Stock) to create in favor of the Agent and the Banks a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "Uniform Commercial Code") in all of the right, title and interest of the Company in, to and under the Collateral (as defined in the Pledge Agreement) as collateral security for the payment of the Secured Obligations (as defined in the Pledge Agreement).

            3. The Pledge Agreement creates in favor of the Agent for the benefit of the Agent and the Banks a perfected security interest in the Pledged Stock represented by the certificates in the possession of the Agent on the date hereof so long as the Agent retains possession of such certificates as collateral security for the Secured Obligations.

            The foregoing opinions are subject to the following comments and qualifications:

                 Opinion of Special New York Counsel to Chase

            A. The enforceability of Section 11.03 of the Credit Agreement (and
      Section 5.11 of the Pledge Agreement) may be limited by laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

            B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limit the interest, fees or other charges such Bank may impose, (ii) the last sentence of Section 2.02(c) and Section 4.07(c) of the Credit Agreement,
      (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

            D. We wish to point out that the (i) obligations of the Company under the Pledge Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Pledge Agreement, provided that such limitations do not, in our opinion, make the remedies and procedures that will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks by the Pledge Agreement and (ii) the approval of the New York Insurance Department may be required in connection with a foreclosure on the Pledged Stock in the event such foreclosure results in a change in

                 Opinion of Special New York Counsel to Chase control of ERC and no opinion is expressed as to the ability or likelihood of any Bank to obtain such approval.

            E. We express no opinion as to the existence of, or the right, title or interest of the Company in, to or under, any of the Collateral (as defined in the Pledge Agreement) or as to the perfection or priority of any security interest in, or other Lien on, the Collateral.

            The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            This opinion is being delivered pursuant to Section 6.01(d) of the Credit Agreement, and is being provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                    Very truly yours,

CDP/RJW

                 Opinion of Special New York Counsel to Chase

                                                                       EXHIBIT E

                       [Form of Confidentiality Agreement]

                            CONFIDENTIALITY AGREEMENT

                                          [Date]

[Insert Name and
  Address of Prospective
  Participant or Assignee]

      Re: Amended and Restated Credit Agreement dated as of November 24, 1992 amended and restated as of October 1, 1996 (the "Credit Agreement"), among Enhance Financial Services Group Inc. (the "Company"), the lenders named therein and The Chase Manhattan Bank, as Administrative Agent.

Ladies and Gentlemen:

            As a Bank party to the Credit Agreement, we have agreed with the Company pursuant to Section 11.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

            As provided in said Section 11.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)][assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

            Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such

                            Confidentiality Agreement
information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which you or any one or more of the Banks or the Administrative Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 11.12(a) of the Credit Agreement or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

            Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                    Very truly yours,

                                    [INSERT NAME OF BANK]


                                    By______________________________
                                      Title:

AGREED AS AFORESAID:

                            Confidentiality Agreement

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]


By___________________________
  Title:

                            Confidentiality Agreement

                                                                       EXHIBIT F

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Amended and Restated Credit Agreement Credit Agreement, dated as of November 24, 1992, amended and restated as of October 1, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), among Enhance Financial Services Group Inc., (the "Company") the lenders named therein, and The Chase Manhattan Bank, as agent for such lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as defined therein.

            ____________________ (the "Assignor") and ____________________ (the
"Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule 1 hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount and percentage for each Assigned Facility as set forth on Schedule 1.

            2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Basic Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Basic Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes

                            Assignment and Acceptance
no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligation or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Basic Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.02 thereof, the financial statements delivered pursuant to Section 8.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Basic Documents or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Basic Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the

                            Assignment and Acceptance
obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to
Section 5.05 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent pursuant to Section 11.06(b) of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance.

            5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

            6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Basic Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 11.07 of the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

                            Assignment and Acceptance

            8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                            Assignment and Acceptance

                                  Schedule 1 to
                            Assignment and Acceptance
             relating to the Amended and Restated Credit Agreement,
                         dated as of November 24, 1996,
                   amended and restated as of October 1, 1996
                 among Enhance Financial Services Group Inc.
                          the lenders named therein and
               The Chase Manhattan Bank, as agent for the Lenders
                (in such capacity, the "Administrative Agent")

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

         Credit                    Principal                 Percentage
    Facility Assigned           Amount Assigned               Assigned
    -----------------           ---------------               --------


[ASSIGNEE]                          [ASSIGNOR]


By:___________________________      By:__________________________
   Title:                              Title:

                                    [Consented to and] Accepted:

                                    THE CHASE MANHATTAN BANK, as
                                      Administrative Agent


                                    By:__________________________
                                       Title:

                            Assignment and Acceptance

                                    [Consented to:

                                    ENHANCE FINANCIAL SERVICES
                                      GROUP INC.


                                    By:__________________________
                                       Title:


                                    THE CHASE MANHATTAN BANK,
                                      as Swingline Bank


                                    By:__________________________
                                       Title:]

                            Assignment and Acceptance